                                                                    EXHIBIT 4.11

THIS TRADEMARK LICENCE AGREEMENT is made this 8th day of April 2004
BETWEEN:-

1) NAM TAI ELECTRONICS, INC., an International Business Company incorporated and existing under the laws of the British Virgin Islands, having its registered office at McNamara Chambers, P.O. Box 3342, Road Town, Tortola, British Virgin Islands ("Licensor") of the one part; and

2) NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS LIMITED, a company incorporated and existing under the laws of the Cayman Islands, having its registered office at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies ("Licensee") of the other part

WHEREAS

1) The Licensor currently holds the entire issued share capital of the Licensee which is arranging for the listing of its shares on The Stock Exchange of Hong Kong Limited.

2) The Licensor, being the legal and beneficial owner of the Trademarks, particulars of which are set out in the Schedule hereto ("Trademarks") has agreed to grant a sole licence to the Licensee with a right to sub-license to the Licensee's subsidiaries (the Licensee and its subsidiaries shall collectively be referred to as the "NTEEP Group"), to use the Trademarks in connection with the trade, businesses and operations of the NTEEP Group upon the terms hereinafter appearing.

IT IS HEREBY AGREED AND DECLARED as follows:-

1. The Licensor hereby grants to the Licensee a sole and royalty-free licence to use the Trademarks. Such licence shall include the right to sub-license to the Licensee's subsidiaries. For the avoidance of doubt, the sole licence shall not prohibit any use of the Trademarks by the Licensor for the purpose of conducting its investment holding business.

2. The Licensor has the sole and absolute discretion to, from time to time, extend the registration of the Trademarks to other classes or jurisdictions. Any new trademarks so registered shall be added to the definition of the Trademarks in the Schedule of this Agreement. Where required by the law of the relevant jurisdiction, the Licensee shall be registered as a registered user of the Trademarks.

3. The Licensee hereby agrees that it will only use the Trademarks upon and in relation to those goods and services in respect of which the Trademarks have been registered ("Goods and Services") under the provisions of this Agreement and subject to the conditions hereof governing the use of the Trademarks.

4. The Licensee shall be permitted to use the Trademarks on the Goods and Services only so long as such Goods and Services conform to the standards of quality, specifications or directions as may, from time to time, be reasonably laid down by or on behalf of the Licensor.

5. The Licensee hereby agrees that, at reasonable times and upon reasonable notice being given by the Licensor, it shall allow the Licensor's duly authorised representatives free access to inspect samples and test the Goods and Services in the possession of or under the control of the Licensee to ensure that the Goods and Services produced or offered by the Licensee conform to the standards of quality, specifications or directions as may, from time to time, be laid down by or on behalf of the Licensor.

6. If the Licensee uses the Trademarks in a manner inconsistent with or otherwise than under the terms and conditions hereof and fails to remedy within two (2) weeks of written notice from the Licensor, this Agreement shall cease and terminate forthwith.

7. On termination of this Agreement for whatever reason, the Licensee shall discontinue all use of the Trademarks. Notwithstanding the foregoing, the Licensee shall have the right to dispose of all Goods and Services bearing the Trademarks and to fulfil any orders of the Goods and Services confirmed prior to termination subject to such reasonable terms as the parties may agree.

8. The Licensee undertakes to the Licensor that any sublicence granted pursuant to this Agreement shall be in the form as appearing in Appendix I and that the termination of this Agreement shall automatically terminate all sublicences. The Licensee further undertakes to duly, promptly and strictly enforce the terms of any sublicence as may be required by the Licensor.

9. This Agreement shall run from the date hereof and shall continue thereafter in force from year to year unless terminated by either party giving to the other 3 months previous notice in writing. Notwithstanding the foregoing, this

      Agreement shall be deemed automatically terminated when the Licensor no longer holds more than 50% of the issued share capital of the Licensee.

10. All provisions of this Agreement which in their nature shall survive termination to give effect to their meaning shall survive termination and remain in full force and effect notwithstanding termination.

11. The governing law of this Agreement shall be the laws of the Hong Kong Special Administrative Region ("Hong Kong") and the parties agree to submit to the non-exclusive jurisdiction of the Hong Kong courts.

IN WITNESS WHEREOF this Agreement is duly executed by the authorised representatives of the parties on the date and year first above written.

                                    SCHEDULE

A.    HONG KONG

                                                 Goods and Services for respect of
Trademark          Registration No.    Class     which the Trademark is registered
---------------    ----------------    -----    ------------------------------------
Namtai & Device    1990B1259           9        calculators, digital scales, digital
                                                thermometers, digital blood pressure
                                                meters

Namtai & Device    1990B1260           16       electronic typewriters

Device             19900269            9        calculators, digital scales, digital
                                                thermometers, digital blood pressure
                                                meters

Device             19900270            16       electronic typewriters

B.    CANADA

                                                Goods and Services for respect of
Trademark          Registration No.    Class    which the Trademark is registered
---------          ----------------    -----    ---------------------------------
NAMTAI             381244                -      Wares: calculators, scales,
                                                thermometers, blood pressure

                                                meters and typewriters Services: custom
                                                design and manufacturing of electronic
                                                products for others and the operation
                                                of a wholesale business of selling
                                                electronic products

Namtai & Device    381245              -        Wares: calculators, scales,
                                                thermometers, blood pressure meters
                                                and typewriters Services: custom
                                                design and manufacturing of electronic
                                                products for others and the operation
                                                of a wholesale business of selling
                                                electronic products

Sealed with the Common Seal of     )
NAM TAI ELECTRONICS, INC.          )
in accordance with its constitution)
in the presence of:-               )               ________________________
                                                   Koo Ming Kown
                                                   director

Sealed with the Common Seal of     )
NAM TAI ELECTRONIC &               )
ELECTRICAL PRODUCTS                )
LIMITED in accordance with its     )
constitution in the presence of:-  )               _________________________
                                                   Wong Kuen Ling
                                                   director

                                                   _________________________
                                                   Guy Jean Francois Bindels
                                                   director

                        Appendix I - Pro Forma Sublicence

THIS TRADEMARK SUBLICENCE AGREEMENT is made this        day     of
BETWEEN:-

1) NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS LIMITED, a company incorporated and existing under the laws of the Cayman Islands, having its registered office at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies ("Sub-Licensor") of the one part; and

2) [name of sub-licensee] [ description of company particulars] ("Sub-Licensee") of the other part

WHEREAS

1) The Sub-Licensor is licensed by Nam Tai Electronics, Inc., the legal and beneficial owner ("Owner") of the Trademarks, particulars of which are set out in the Schedule hereto ("Trademarks"), to use the Trademarks with a right to sub-license such use to the Sub-Licensor's subsidiaries (the Licensee and its subsidiaries shall collectively be referred to as the "NTEEP Group") in connection with the trade, businesses and operations of the NTEEP Group upon the terms hereinafter appearing.

2) The Sub-Licensee is a subsidiary of the Sub-Licensor and desires and agrees to use the Trademarks in accordance with the terms hereof.

IT IS HEREBY AGREED AND DECLARED as follows:-

1. The Sub-Licensor hereby grants to the Sub-Licensee a non-exclusive, personal and royalty-free licence to use the Trademarks. The Sub-Licensee acknowledges that the Owner is the legal and beneficial owner of the Trademarks. The Sub-Licensee agrees that the Sub-Licensor has the sole and absolute discretion to add any new trademarks to the definition of the Trademarks in the Schedule of this Agreement as may be permitted by the Owner. Where required by the law of the relevant jurisdiction, the Sub-Licensee shall be registered as a registered user of the Trademarks.

2. The Sub-Licensee hereby agrees that it will only use the Trademarks upon and in relation to those goods and services in respect of which the Trademarks have been registered ("Goods and Services") under the provisions of this Agreement and subject to the conditions hereof governing the use of the Trademarks.

3. The Sub-Licensee shall be permitted to use the Trademarks on the Goods and Services only so long as such Goods and Services conform to the standards of quality, specifications or directions as may, from time to time, be reasonably laid down by or on behalf of the Owner.

4. The Sub-Licensee hereby agrees that, at reasonable times and upon reasonable notice being given by the Sub-Licensor and/or the Owner, it shall allow the Sub-Licensor's and/or the Owner's duly authorised representatives free access to inspect samples and test the Goods and Services in the possession of or under the control of the Sub-Licensee to ensure that the Goods and Services produced or offered by the Sub-Licensee conform to the standards of quality, specifications or directions as may, from time to time, be laid down by or on behalf of the Owner.

5. If the Sub-Licensee uses the Trademarks in a manner inconsistent with or otherwise than under the terms and conditions hereof and fails to remedy within two (2) weeks of written notice from the Sub-Licensor, this Agreement shall cease and terminate forthwith.

6. On termination of this Agreement for whatever reason, the Sub-Licensee shall discontinue all use of the Trademarks. Notwithstanding the foregoing, the Sub-Licensee shall have the right to dispose of all Goods and Services bearing the Trademarks and to fulfil any orders of the Goods and Services confirmed prior to termination subject to such reasonable terms as the parties may agree.

7. This Agreement shall run from the date hereof and shall continue thereafter unless terminated by either party giving to the other 3 months previous notice in writing. Notwithstanding the foregoing, this Agreement shall be deemed automatically terminated if the Licence Agreement relating to the Trademarks between the Sub-Licensor and the Owner is terminated for whatever reasons.

8. All provisions of this Agreement which in their nature shall survive termination to give effect to their meaning shall survive termination and remain in full force and effect notwithstanding termination.

9. The governing law of this Agreement shall be the laws of the Hong Kong Special Administrative Region ("Hong Kong") and the parties agree to submit to the non-exclusive jurisdiction of the Hong Kong courts.

IN WITNESS WHEREOF this Agreement is duly executed by the authorised representatives of the parties on the date and year first above written.

                                    SCHEDULE

A.    HONG KONG

                                                Goods and Services for respect of
Trademark          Registration No.    Class    which  the Trademark is registered
---------------    ----------------    -----    ------------------------------------
Namtai & Device    1990B1259           9        calculators, digital scales, digital
                                                thermometers, digital blood pressure
                                                meters

Namtai & Device    1990B1260           16       electronic typewriters

Device             19900269            9        calculators, digital scales, digital
                                                thermometers, digital blood pressure
                                                meters

Device             19900270            16       electronic typewriters

B.    CANADA

                                                Goods and Services for respect of
Trademark          Registration No.    Class    which the Trademark is registered
---------------    ----------------    -----    --------------------------------------
NAMTAI             381244              -        Wares: calculators, scales,
                                                thermometers, blood pressure meters
                                                and typewriters Services: custom
                                                design and manufacturing of electronic
                                                products for others and the operation
                                                of a wholesale business of selling
                                                electronic products

Namtai & Device    381245              -        Wares: calculators, scales,
                                                thermometers, blood pressure meters
                                                and typewriters Services: custom
                                                design and manufacturing of electronic


                                                products for others and the operation
                                                of a wholesale business of selling
                                                electronic products

Sealed with the Common Seal of     )
NAM TAI ELECTRONIC &               )
ELECTRICAL PRODUCTS                )
LIMITED in accordance with its     )
constitution in the presence of:-  )

Sealed with the Common Seal of     )
the Sub-Licensee in accordance     )
with its constitution in the       )
presence of:-                      )